EXHIBIT 10.41

                                  March 1, 1998


Tristar Corporation
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

      Re: Promissory Note dated August 31, 1993, of Tristar Corporation, payable to Nevell Investment S. A. in the original amount of $1,500,000

            Promissory Note dated April 25, 1994, of Tristar Corporation, payable to Nevell Investment S. A. in the original principal amount of $2,500,000

            Promissory Note dated December 18, 1994, of Tristar Corporation, payable to Nevell Investment S. A. in the original principal amount of $4,000,000

Gentlemen:

      This is to verify our agreement, in consideration for $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and conferred, that the interest rates on the refinanced Promissory Notes shall be and have been reduced to the extent that an aggregate of $1,163,708 of interest shall be due upon payment in full of such Promissory Notes.

      Please verify your agreement to the foregoing by executing this letter in the space provided below.


                                            NEVELL INVESTMENT S.A.

                                            By: ____________________________

AGREED TO this _____ day
of July, 1998

TRISTAR CORPORATION

By: _____________________________